Exhibit 5.2

January 11, 2012

Associated Banc-Corp

1200 Hansen Road

Green Bay, Wisconsin 54304

Re: Associated Banc-Corp

       Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Associated Banc-Corp, a Wisconsin corporation (the “Company”), in connection with the proposed issuance by the Company from time to time pursuant to Rule 415 of the Securities Act of 1933, as amended (the “Act”) of senior debt securities (the “Senior Debt Securities”) and subordinated debt securities (the “Subordinated Debt Securities” and together with the Senior Debt Securities, the “Debt Securities”). The Senior Debt Securities will be issued pursuant to the Indenture for Senior Debt Securities (the “Senior Debt Indenture”), dated as of March 14, 2011, between the Company and The Bank of New York Mellon Trust Company, N. A. The Subordinated Debt Securities will be issued pursuant to the form of Indenture for Subordinated Debt Securities (the “Subordinated Debt Indenture” and along with the Senior Debt Indenture, the “Indentures”) between the Company and The Bank of New York Mellon Trust Company, N. A. The Indentures are incorporated by reference as exhibits to the Registration Statement (as defined below).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In connection with this opinion, we have relied as to matters of fact, without investigation, upon certificates of public officials. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such instruments, documents and records as we have deemed relevant and necessary to examine for the purpose of this opinion, including (i) the Registration Statement on Form S-3 to which this opinion is an exhibit as filed with the Securities and Exchange Commission (the “Commission”) on the date hereof under the Act (the “Registration Statement”), (ii) the Senior Debt Indenture, (iii) the Subordinated Debt Indenture, (iv) the Company’s Amended and Restated Articles of Incorporation, as amended, as currently in effect, (v) the Company’s Amended and Restated Bylaws, as currently in effect and (vi) records of proceedings and actions of the Company’s Board of Directors relating to the Registration Statement and related matters.

In connection with this opinion, we have assumed at all applicable times the legal capacity of all natural persons, the accuracy and completeness of all documents and records that we have reviewed, the genuineness of all signatures, the due authority of the parties signing such documents, the authenticity of the documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or reproduced copies. In making our examination of documents executed or to be executed by parties, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the valid existence of the Company, the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof.

Our opinion set forth below is subject to (i) the effects of bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting the rights and remedies of creditors generally (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers) and (ii) the exercise of judicial discretion and the application of principles of equity, good faith, fair dealing, reasonableness, conscionability and materiality (regardless of whether the enforceability of the Debt Securities are considered in a proceeding at law or in equity).

Based upon and subject to the foregoing, it is our opinion that (i) when the applicable Indenture has become qualified under the Trust Indenture Act of 1939, as amended, (ii) when the Registration Statement has been declared

Associated Banc-Corp

January 11, 2012

effective and such effectiveness has not been terminated or rescinded, (iii) following the approval by the board of directors, including any appropriate committee appointed thereby, and appropriate officers of the Company of the issuance and terms of the Debt Securities and related matters, (iv) following the preparation and filing of a prospectus supplement with the Commission describing the Debt Securities offered thereby, (v) following the issuance of the Debt Securities in accordance with the applicable Indenture and in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement and (vi) following the execution, authentication, issuance and delivery of the Debt Securities in accordance with the applicable Indenture and the receipt by the Company of the consideration in connection therewith, the Debt Securities will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

Our opinion expressed above is limited to the laws of the Federal laws of the United States and the laws of the State of New York and we do not express any opinion herein concerning any other law. This opinion is given as of the date hereof and we assume no obligation to advise you of changes that may hereafter be brought to our attention.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.2 to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are experts within the meaning of Section 11 of the Act or included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ KATTEN MUCHIN ROSENMAN LLP

KATTEN MUCHIN ROSENMAN LLP